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                                                                     EXHIBIT 3.7

                                AMENDMENT TO THE
                        LIMITED PARTNERSHIP AGREEMENT OF
           HANOVER COMPRESSION LIMITED PARTNERSHIP (the "Partnership")

               This Amendment to the Limited Partnership Agreement of Hanover Compression Limited Partnership ("Partnership Agreement") is made and entered into as of the 29th day of December, 2000, by and between Hanover Compression General Holdings, LLC, a Delaware limited liability company ("Hanover General Holdings"), and Hanover Compression Limited Holdings, LLC, a Delaware limited liability company (the "Limited Partner").

               WHEREAS, the original Partnership Agreement is dated December 8, 2000 by and among Hanover LLC 3, LLC, a Delaware limited liability company, as general partner, and the Limited Partner, as limited partner.

               WHEREAS, effective as of December 29, 2000, Hanover LLC 3, LLC merged with and into Hanover General Holdings.

               NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership amends its Partnership Agreement and Hanover General Holdings acknowledges its obligations hereunder as follows:

               1. The table set forth in Schedule A to the Partnership Agreement is amended to read, in its entirety, as follows:

----------------------------------------------------------------------------------------------------------------------
            General Partner                     Percentage Interest               Initial Capital Contribution

----------------------------------------------------------------------------------------------------------------------
Hanover Compression General                             1%                                    $ 10
Holdings, LLC
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
            Limited Partner

----------------------------------------------------------------------------------------------------------------------
Hanover Compression Limited                            99%                                    $990
Holdings, LLC
----------------------------------------------------------------------------------------------------------------------

               2. Hanover General Holdings agrees to be bound by the terms of the Partnership Agreement.

               3. Hanover General Holdings and the Limited Partner agrees to continue the business of the Partnership without dissolution.




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Dated as of December 29, 2000

                                     HANOVER COMPRESSION GENERAL HOLDINGS, LLC,
                                          as General Partner


                                     By:     _____________________________
                                     Name:


                                     HANOVER COMPRESSION LIMITED HOLDINGS, LLC,
                                          as Limited Partner


                                     By:     _____________________________
                                     Name:

                                       2